Exhibit 10.1

AMENDED AND RESTATED
SUNEDISON, INC.
2010 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this SunEdison, Inc. 2010 Equity Incentive Plan is to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Subsidiaries with an appropriate incentive to encourage them to continue in the service and employ of the Company or Subsidiary and to improve the growth and profitability of the Company. The opportunity so provided is intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.	Definitions

When used herein, the following terms shall have the meaning set forth below:
2.1    “Award” shall mean an Option, a Performance Unit Award, a Restricted Stock Award, or a grant of Shares.

2.2    “Board” means the Board of Directors of the Company.

2.3    “Cause” means, when used in connection with the termination of a Participant's Employment, the termination of the Participant's Employment by the Company or any Subsidiary which Employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant's Total Disability) or Participant's insubordination with respect to a specific directive of the Participant's supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant's dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Subsidiaries; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Subsidiaries or material violation of any Company policy applicable to Participant; or (iv) Participant's commission of a crime that constitutes a felony or other crime of moral turpitude or fraud. If, subsequent to Participant's termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant's employment could have been terminated for Cause hereunder, Participant's employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

2.4    “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof; (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period; (v) any Person or Group shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

2.5    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

2.6    “Committee” means the members of the Board's Compensation Committee who are "non-employee directors" as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, as it exists on the effective date of the Plan or as subsequently amended or interpreted and who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.

2.7    “Company” means SunEdison, Inc., a Delaware corporation.

2.8    “EBITDA” means the Company's consolidated earnings before interest, taxes, depreciation and amortization, as derived from the Company's audited financial statements as the sum of operating income plus depreciation and amortization, as calculated by the Committee.

2.9    “Eligible Employee” means any employee, director or consultant who, in the judgment of the Committee, should be eligible to participate in this Plan due to the services they perform on behalf of the Company or a Subsidiary.

2.10    “Employment” means employment with the Company or any Subsidiary, service as a director of the Company and service as a consultant for the Company or any Subsidiary. “Employee” and “Employed”, when used herein, shall have correlative meanings.

2.11    “Fair Market Value” means, as of any date, the closing price of one share of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board.

2.12    “Good Reason” means, within the two year period following a Change in Control, (i) a material diminution in a Participant's duties and responsibilities other than a change in such Participant's duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant's base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Employer or its Subsidiaries otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant's primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant's right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company's receipt of such notice.

2.13    “Grantee” means a person to whom an Award is made.

2.14    “Incentive Stock Option” or “ISO” means an Option awarded under the Plan which meets the requirements of Section 422 of the Code and the regulations thereunder.

2.15    “Inducement Award” means an Award granted to a Prospective Employee as an incentive to become an Employee and that is forfeitable if such individual does not become an Employee within the period of time designated by the Committee.

2.16    “Non-Employee Director” means a director of the Company who is not also an employee of the Company or any Subsidiary.

2.17    “Non-Qualified Stock Option” or “NQSO” means an Option awarded under the Plan, which is not an ISO.

2.18    “Option” means the right to purchase, at a price, for a Term, under conditions, and for cash or other considerations fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee. An Option may be either an ISO or an NQSO or a combination thereof.

2.19    “Participant” shall mean an Eligible Employee or a Prospective Employee to whom a grant of an Award under the Plan has been made, and, where applicable, shall include permitted transferees pursuant to Section 9 hereof.

2.20    “Performance Unit Award” means an award tied to selected performance criteria. Performance Unit Awards will provide for payment of an award in Shares, as determined by the Committee, if performance goals are achieved over specified performance periods.

2.21    “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

2.22    “Plan” means this MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan, Amended and Restated as of April 4, 2012.

2.23    “Predecessor Plan” means the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan.

2.24    “Prospective Employee” means any individual to whom the Committee wishes to grant an Inducement Award as an incentive to become an employee.

2.25    “Restricted Stock Award” means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

2.26    “Right of First Refusal” means the right of the Company to be given the opportunity to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party. This right shall apply to any Shares awarded under the Plan under terms and conditions established by the Committee at the time of Award, and shall apply to all Grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or Successors.

2.27    “Shares” means shares of the Company's common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

2.28    “Specified Employee” means any Company employee that the Company determines is a Specified Employee within the meaning of Section 409A of the Code.

2.29    “Subsidiary” means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

2.30    “Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares issuable in satisfaction of a Restricted Stock

Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 10 hereof.

2.31    “Term” means the period during which a particular Option may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

2.32    “Total Disability” means total disability as defined under the Company's or any Subsidiary's group insurance plan covering total disability. In the absence of such insurance plan the Committee shall make such determination.

3.    Administration of the Plan

3.1    The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board. The Committee may delegate its authority to grant Awards to a subcommittee of such Committee. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to grant Awards to a director, an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.2    The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by the Award, and all other terms or conditions of the Award. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee's actions in granting Awards, in setting their terms and conditions, and in granting any additional benefits in connection with any Award, shall be conclusive on all persons.

3.3    The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be conclusive and binding upon all Grantees, Successors, and all other persons.

3.4    The Committee shall regularly inform the Board of its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

3.5    The performance criteria for Awards made to any "covered employee" (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code), shall consist of objective tests established by the Committee based on one or more of the indicators of performance described in Section 7.2.

3.6    No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

4.    Eligibility

Awards may be made under the Plan to Eligible Employees or Prospective Employees of the Company or a Subsidiary. In making a determination concerning the granting of Awards to Eligible Employees or Prospective Employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.	Shares Subject to Plan

Subject to adjustment as provided in Section 19 below, the aggregate number of Shares which may be issued pursuant to Awards under this plan is (i) 31,500,000 plus (ii) the number of Shares authorized for issuance and available for awards under the Predecessor Plan on December 31, 2010. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Grantee or such other person described in Section 9. Shares covered by Awards that either wholly or partly are not earned, or that expire or are forfeited, cancelled or terminated shall be available for future issuance of Awards. Shares used to pay the exercise price of Options and Shares withheld to pay taxes shall not be recycled to the Share pool for the Plan.

6.	Granting of Options to Eligible Employees

6.1    Subject to the terms of the Plan, the Committee may from time to time grant Options to Eligible Employees; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.

6.2    The aggregate Fair Market Value (as determined on the date of grant) of ISO Awards to an individual Grantee and exercisable for the first time during any calendar year shall not exceed $100,000.

6.3    The purchase price of each Share subject to Options shall be fixed by the Committee, which shall be specified in the Stock Option Grant Agreement, but shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date; provided, however, that such price may not be less than the minimum price required by law. Except as otherwise provided in Section 19 or pursuant to the Option Exchange Program as set forth in Section 27 hereof, in no event may an Option be repriced or exchanged for any consideration without shareholder approval.

6.4    Notwithstanding any provision in this Plan to the contrary, the minimum purchase price of an ISO Award shall be 110% of Fair Market Value with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.5    Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the date on which the Option was granted.

6.6    Notwithstanding any provision in this Plan to the contrary, ISO awards shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the Option was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.7    Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee. Except to the extent otherwise provided in or pursuant to Sections 10 and 11, no Option granted to employees shall become exercisable as to any Shares during the first six months after the date on which the Option was granted; provided, however, that, unless otherwise provided in a Participant's Award agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant's Employment is terminated by the Company or its Subsidiary without Cause or by the Participant for Good Reason, all outstanding

Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant's Employment.

6.8    Subject to the terms of the Plan, the Committee may make all or any portion of Option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

6.9    Each Option granted under this Section 6 shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

7.    Grant of Performance Unit Awards to Eligible Employees

7.1    The Committee may designate Eligible Employees as Grantees of Performance Unit Awards and shall establish performance periods under the Performance Unit Awards, provided that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to a “covered employee” (as defined in Section 162(m) of the Code) with respect to a performance period shall not exceed 1% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant; provided, further that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to all “covered employees” (as defined in Section 162(m) of the Code) as a group with respect to a performance period shall not exceed 2% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant.

7.2    The Committee shall establish indicators of performance applicable to the relevant performance period, subject to the terms of Section 8.6 hereof. Indicators of performance are utilized to determine the amount and timing of Performance Unit Awards, and may vary between performance periods and different Performance Unit Awards. The indicators of performance shall be one or more of the following: the Company's pretax income, net income, earnings per Share, revenue, expenses, return on assets, return on equity, return on investment, return on capital, net profit margin, operating profit margin, cash flow, total stockholder return, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, productivity, cost management or process improvement or any combination of the foregoing as the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U. S. generally accepted accounting principles.

7.3    Subject to the terms of the Plan, the Committee may make downward adjustments in Performance Unit Awards to Grantees.

7.4    At the time of making grants of Performance Unit Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. The number of Shares paid in settlement of the Performance Unit Awards shall be determined based on the Fair Market Value of Shares on the date of settlement of the Performance Unit Awards.

7.5    Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial performance period because of becoming eligible to be a Grantee after the beginning of such performance period.

7.6    In the event a Grantee is involuntarily terminated without Cause or terminates employment due to death, Total Disability or retirement (as determined by the Committee), after completing at least 50% of the performance period for an Award, such Grantee shall be entitled to a pro rata portion of the Award if the indicators of performance are met at the time of termination, payable at the end of the applicable performance period in accordance with the terms of the applicable Performance Unit Awards. Notwithstanding the foregoing, no payment shall be made to a

Specified Employee pursuant to this Section 7.6 until the first day of the seventh month following the date on which the Specified Employee has a separation from service within the meaning of Code Section 409A.

8.    Grant of Restricted Stock Awards to Eligible Employees

8.1    Subject to the terms of the Plan, the Committee may also grant Eligible Employees Restricted Stock Awards.

8.2    The terms and conditions of such Awards, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee. Except as provided in or pursuant to Sections 10 and 11, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Award.

8.3    The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, have been awarded but not delivered to him or her. Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award either (1) at such specified time or upon such fixed schedule during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or (2) at the time the Shares to which the dividend equivalents apply are delivered to the Grantee. For purposes of Code Section 409A, all dividends are treated as earnings that are separate from the right to the other amounts deferred under the Plan for purposes of designating the time and form of Plan payments, pursuant to 26 CFR §1.409A-3(e). Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

8.4    Subject to the terms of the Plan, the Committee may make all or any portion of Shares awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

8.5    The Committee may adopt and apply rules to ensure compliance with tax withholding requirements, including, but not limited to, the retention of a sufficient number of restricted shares upon which restrictions have lapsed to pay such tax.

8.6    All Restricted Stock Awards and Performance Unit Awards shall have a vesting period of at least three (3) years (or one (1) year in the case of Restricted Stock Awards or Performance Unit Awards with restrictions based solely on achievement of performance goals), except that the Committee may provide in the applicable Award agreement for vesting of the applicable Award on a pro rata basis during the vesting period and/or that the vesting period for any Award may otherwise be shortened only: (i) in the event of the Participant's death, Total Disability, or termination of Employment in connection with a Change in Control, pursuant to Section 11; (ii) in the event of the Participant's termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance; provided, however, that the number of Shares subject to Awards granted pursuant to this clause (iii) does not exceed five percent (5%) of the number of Shares authorized for grant under this Plan.

9.    Non-Transferability of Rights

No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, to the extent allowed by Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended from time to time, as then applicable to the Company's benefit plans, the Committee may permit an NQSO to be transferred to a member or members of the Grantee's immediate family, or to a trust for the benefit for such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, a Grantee's immediate family shall mean the Grantee's spouse, children and grandchildren.

10.	Death or Termination of Employment of Employees

10.1    Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options on death or termination of employment as it shall, in its discretion, determine. No such provision shall extend the Term of an Option, nor shall any such provision permit an Option to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

10.2    Subject to the provisions of the Plan and pursuant to the Code, no ISO shall be exercisable as an ISO after the date which is three months following a Grantee's termination of employment for any reason other than disability or death, or twelve months following a Grantee's termination of employment by reason of disability. Following a Grantee's death, the executor, administrator or other person acquiring an ISO by bequest or inheritance or by reason of the death of the Grantee may exercise it at any time during its remaining Term, provided the deceased Grantee was an employee either at the time of his death or within three months prior to death.

10.3    The effect of death or termination of employment on Shares issued or issuable pursuant to any Restricted Stock Awards and on cash payable pursuant to a Performance Unit Award shall be as stated in the Award.

10.4    Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

11.    Provisions Relating to Termination of the Company's Separate Existence

The Committee may provide that in the event the Company experiences a Change in Control, any and all Options granted under the Plan shall be immediately exercisable in full, any or all Restricted Stock Awards made under the Plan shall be immediately payable in full, and any award agreement with respect to a Performance Unit Award will terminate and be of no further force and the amounts payable thereunder in such event shall be as specified in the award agreement.

12.	Writings Evidence Awards

Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

13.	Exercise of Rights Under Awards

13.1    A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

13.2    In the case of an exercise of an Option, the notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made by either of the following methods, unless explicitly precluded pursuant to the terms of the instrument evidencing grant of the Award: (i) in cash; (ii) in Shares having a Fair Market Value equivalent to the purchase price of such Option; (iii) in a combination thereof; (iv) by means of a cashless exercise pursuant to the cashless exercise program offered by the Company (if any, and to the extent allowed by law); or (v) in the case of an exercise of a NQSO, by means of a net exercise. In the event of a net exercise of a NQSO, the person entitled to exercise the NQSO shall receive the number of Shares equal to the aggregate number of Shares being purchased upon exercise less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the NQSO is being exercised. No Shares shall be issued upon exercise of an Option until full payment has been made therefore.

13.3    Upon exercise of an Option, or grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee or the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

13.4    If a Right of First Refusal has been required for some or all of the Shares applicable to an Option, or Restricted Stock Award, the Grantee shall be required to acknowledge in writing his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares.

13.5    All notices or requests provided for herein shall be delivered to the Senior Vice President (or Vice President) of Human Resources of the Company.

13.6    Notwithstanding anything in this Plan to the contrary, if a person is entitled to receive Shares upon exercise, settlement, or other payment based upon an Award, any fractional portion of such Shares to which such person is entitled shall, instead of being paid as fractional Share, be paid in cash in an amount equal to the fractional portion of such Shares multiplied by the Fair Market Value of a Share on the date of payment.

14.    Effective Date of the Plan and Duration

14.1    The Plan originally became effective on February 21, 2010 (the “Effective Date”), subject to approval within one (1) year thereafter by the Company's stockholders which was duly obtained. Amendments contained in this Plan (in Section 6.3 and Section 27) to implement a one-time option exchange program were approved by the Company's Board of Directors on April 4, 2012, but shall not be effected until stockholder approval of such amendments reflected in this April 4, 2012 restatement of the Plan.

14.2    No Awards may be granted under the Plan on or after February 21, 2020 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

15.    Date of Award

The date of an Award shall be the date on which the Committee's determination to grant such Award is final, or such later date as shall be specified by the Committee. The Award shall be documented within a reasonable period of time following the date of the Award.
16.    Shareholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

17.	Postponement of Exercise

The Committee may postpone any exercise of an Option or the distribution of any portion of a Restricted Stock Award or the grant of Shares for such time as the Committee, in its discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock Award or pursuant to a grant of Shares under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Restricted Stock Award. Neither the Company nor its directors or officers shall have any obligation or liability to any Grantee, to the Grantee's Successor or to any other person with respect to any Shares with respect to which the Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

18.	Termination, Suspension or Modification of Plan or Awards

The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the Company's stockholders in accordance with the requirements of Section 14 hereof, effect any change (other than through adjustment for changes in capitalization as herein provided) which:
18.1    increases the aggregate number of Shares for which Awards may be granted;

18.2    lowers the minimum Option price;

18.3    lengthens the maximum period during which an Option may be exercised;

18.4    disqualifies any member of the Committee from being a "non-employee director" as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended;

18.5    changes the class of employees eligible to receive Awards; or

18.6    extends the period of time during which Awards may be granted.

No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Except as described above, the Committee may amend the Plan and any Award granted under the Plan as the Committee deems necessary or appropriate to comply with Section 409A of the Code.

19.	Adjustment for Changes in Capitalization

19.1    Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall make such adjustments with respect to the number of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

19.2    Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

19.3    Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B) cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to an Option, the excess of (1) the fair market value of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option; (y) with respect to Restricted Stock, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Performance Unit, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, but only to the extent such cancellation and payment does not violate Code Section 409A, or

(C) provide for any combination of (A) or (B).

19.4    Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9(a), (b) or (c) hereof, the Committee shall make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

19.5    No Other Rights. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

20.    Delivery of Shares in Lieu of Cash Incentive Awards

20.1    Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

20.2    The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

20.3    Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

21.    Non-Uniform Determination

The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise Eligible Employees, whether or not such employees are similarly situated.

22.	Taxes

The Company may withhold amounts necessary to satisfy its tax withholding obligations with respect to Awards. The Company may withhold Shares received upon exercise of an Award in order to satisfy its withholding obligations with respect to Awards.

23.	Tenure

An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she has been granted an Award. At the sole discretion of the Committee, an employee terminated for Cause may be required to forfeit all of his or her rights under the Plan, except as to Options already exercised and Restricted Stock Awards on which restrictions have already lapsed.

24.	Application of Proceeds

The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

25.	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right to grant options for proper corporate purposes otherwise than under the Plan to any person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

26.	Governing Law

The Plan and all determinations made and action taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law which might otherwise apply.
27.        Stock Option Exchange Program
Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 6.3, the Company, by action of the Compensation Committee, may effect an option exchange program (the “Option Exchange Program”), to be commenced through an option exchange offer within 12 months of stockholder approval of this new

Section 27. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the “Surrendered Option”) for new Options (the “New Options”) as follows:

(1)
each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

(2)
the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

(3)
each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii) three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

For purposes of this Section 27, “Eligible Employees” means any employees of the Company and its wholly-owned subsidiaries other than its executive officers. “Eligible Options” means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

ADOPTED, pursuant to resolution of the Board of Directors on March 29, 2013 subject to shareholder approval which approval was obtained on May 30, 2013.

By /s/ Martin Truong

Title:	Vice President, General Counsel and Corporate Secretary

Date:	May 30, 2013